                            DIGITAL SOLUTIONS, INC.
                               4041-F HADLEY ROAD
                          SOUTH PLAINFIELD, N.J. 07080

                                PROXY STATEMENT
                        Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:
  / / Preliminary Proxy Statement
  /X/ Definitive Proxy Statement
  / / Definitive Additional Materials
  / / Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                             DIGITAL SOLUTIONS, INC.
               (Name of the Corporation as Specified in Charter)

                            LOUIS MONARI, SECRETARY
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box)

  /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), or 14c-5(g)

  / / $500 per each party to the controversy pursuant to Exchange Act Rule
      141-6(i)(3)

  / / Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of filing.

(1) Amount previously paid:

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(2) Form schedule or registration number:

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(3) Filing party:

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(4) Dated filed:

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

                            DIGITAL SOLUTIONS, INC.
                                4041 HADLEY ROAD
                       SOUTH PLAINFIELD, NEW JERSEY 07080

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on March 12, 1996

To the Shareholders of
DIGITAL SOLUTIONS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DIGITAL SOLUTIONS, INC. (the "Corporation") will be held at the executive offices of the Corporation located at 4041 Hadley Road, South Plainfield, New Jersey 07080 on March 12, 1996 at 11:00 AM New Jersey Time, for the following purposes:

1. To elect six directors to the Board of Directors of the Corporation.

2. To consider and act upon a proposal to amend the Company's 1990 Non-Executive Director Stock Option Plan (the "Director Option Plan").

3. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

     The close of business on February 1, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the secretary of the Corporation, in writing, prior to the Annual Meeting of shareholders.

By Order of the Board of Directors
Louis J. Monari
Secretary

Dated: February 5, 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                            DIGITAL SOLUTIONS, INC.
                                4041 HADLEY ROAD
                       SOUTH PLAINFIELD, NEW JERSEY 07080

                                PROXY STATEMENT
                                      FOR
                         Annual Meeting of Shareholders
                          To Be Held on March 12, 1996

     This proxy statement and the accompanying form of proxy have been mailed on or about February 6, 1996 to the shareholders of record on February 1, 1996 (the "record date") of DIGITAL SOLUTIONS, INC., a New Jersey corporation (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of shareholders to be held on March 12, 1996 at 11:00 am and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXY

     Shares of the Corporation's common stock par value $.001 per share represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR (i) the election of the six persons nominated by the board of directors as directors and (ii) the proposal to amend the Company's non-executive director stock option plan (the "Director Option Plan"). Each share of common stock is entitled to one vote. Voting is on a non-cumulative basis.

     Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the secretary of the Corporation either in writing prior to the Annual Meeting or in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the secretary. Election of directors is by plurality vote, with the six nominees receiving the highest vote totals to be elected as directors of the Corporation. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. The affirmative vote of a majority of the shares present and voting at the Annual Meeting is required to approve the proposal to amend the Director Option Plan. An abstention with respect to the proposal to amend the Director Option Plan will have the same effect as a negative vote, but because shares held by brokers as to which the brokers withhold authority to vote will not be considered entitled to vote on this proposal, a broker non-vote will have no effect on the vote. Abstentions and non-votes will, however, be considered as votes represented at the Annual Meeting solely for quorum purposes.

     The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Corporation's common stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     The annual report to shareholders for the fiscal year ended September 30, 1995, including financial statements, accompanies this proxy statement.

     The principal executive offices of the Corporation are located at 4041 Hadley Road, South Plainfield, New Jersey 07080; the Corporation's telephone number is (908) 561-1200.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Corporation has selected Arthur Andersen LLP., Certified Public Accountants, as independent accountants of the Corporation for the fiscal year ending September 30, 1996. Shareholders are not being asked to approve such selection because such approval is not required. The audit services provided by Arthur Andersen, LLP. consist of examination of financial statements, review of filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Arthur Andersen, LLP. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the Annual Meeting are the Corporation's common stock, $.001 par value. Each share of common stock entitles its holder to one vote on each matter submitted to shareholders. The close of business on February 1, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of the February 1, 1996, 14,731,790 shares of common stock were issued and outstanding. Voting of the shares of common stock is on a non-cumulative basis.

     The following table sets forth certain information as of February 1, 1996 with respect to (i) each director and officer of the Company (ii) the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities and
(iii) officers and directors as a group.


                                                                  Percent of
                                                                   Companys
                                      Number of Shares            Outstanding
Name of Stockholder                  Presently Owned (1)            Stock
-------------------                  -------------------          -----------
Raymond J. Skiptunis                    700,681 (2)                 5.1%
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07080

George J. Eklund                        165,000 (8)                 1.2%
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07080

Donald W. Kappauf                       501,998 (11)                3.7%
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07080

Stephen T. Levine                       692,539 (3)                 5.1%
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07080

Karl W. Dieckmann                       673,485 (4)                 4.9%
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07080

Senator John Ewing                       63,000 (5)                  .5%
P.O. Box 352
Bedminster, NJ 07921

Steven B. Sands                         923,066 (6)                 6.8%
c/o Sands Brothers & Co., Ltd.
101 Park Avenue
New York, NY 10178

Martin S. Sands                         923,066 (7)                 6.8%
c/o Sands Brothers & Co., Ltd.
101 Park Avenue
New York, NY 10178

Kenneth P. Brice                                          10,000(9)                             .1%
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07080

William J. Marino                                          5,000(13)                            .1%
c/o Blue Cross & Blue Shield of NJ
3 Penn Plaza E., PP-16A
Newark, NJ 07105

Louis J. Monari                                           21,000(10)                            .1%
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07080

Marshall G. Webb                                          10,000(12)                            .1%
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07080

All officers and directors as a group (11 persons)     3,765,769(2)(3)(4)(5)(6)(8)            25.3%
                                                                (9)(10)(11)(12)(13)

(1) Ownership consists of sole voting and investment power except as otherwise noted.

(2) Includes (i) 1,000 shares held by Venray Capital Management Partners, a partnership of which Mr. Skiptunis is general partner; and (ii) options to purchase 294,000 shares of the Company's common stock. Does not include options to purchase 15,000 to be vested in future years.

(3) Includes (i) options to purchase 6,750 shares of common stock; and (ii) warrants to purchase 12,000 shares of common stock.

(4) Includes (i) warrants to purchase 28,000 shares of the Company's common stock; and (ii) options to purchase 505,000 shares of common stock.

(5) Includes (i) options to purchase 60,000 shares of common stock and 2,500 warrants.

(6) Includes (i) 454,333 shares and warrants to purchase 200,000 shares owned by Katie and Adam Bridge Partners, L.P., a private limited partnership of which Mr. Steven Sands may be deemed a beneficial owner;
         (ii) warrants to purchase 223,333 shares owned by Sands Brothers & Co., Ltd., a broker dealer of which Mr. Steven Sands is a principal; (iii) 40,400 shares owned by Jenna Partners II, L.P., a private limited partnership of which Mr. Steven Sands may be deemed a beneficial owner;
         (iv) options to purchase 5,000 shares of the Company's common stock.

(7) Includes (i) 454,333 shares and warrants to purchase 200,000 shares owned by Katie and Adam Bridge Partners, L.P., a private limited partnership of which Mr. Martin Sands may be deemed a beneficial owner;
         (ii) warrants to purchase 223,333 shares owned by Sands Brothers & Co., Ltd., a broker dealer of which Mr. Martin Sands is a principal; (iii) 40,400 shares owned by Jenna Partners II, L.P., a private limited partnership of which Mr. Martin Sands may be deemed a beneficial owner.

(8) Includes options to purchase 165,000 shares of the Company's common stock in 1995, and 35,000 shares in 1996.

(9) Includes options to purchase 10,000 shares of the Company's common stock in 1995. Does not include options to purchase 32,500 shares in 1996, and 32,500 shares in 1997.

(10) Includes options to purchase 5,000 shares of common stock in 1995. Does not include options to purchase 15,000 shares in 1996.

(11) Includes warrants to purchase 25,000 shares of common stock and options to purchase 108,250 shares of common stock.

(12) Mr. Marino was elected to the Board on October 1, 1995. In the event that a proposal to amend the Director Option Plan is approved, Mr. Marino will receive 5,000 options and the right to purchase 50,000 shares of stock. If the proposed amendment is not approved, Mr. Marino will receive options to purchase 20,000 shares of stock.

CERTAIN REPORTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and officers, and persons who own, directly or indirectly, more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission (SEC) reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports received by the Corporation, the Corporation believes that all Section 16(a) filing requirements applicable to officers, directors and 10% shareholders were complied with during the 1995 fiscal year.

I. ELECTION OF DIRECTORS

     A board of six directors is proposed to be elected at the Annual Meeting of shareholders to hold office for a term of one year and until their respective successors shall have been duly elected and shall have qualified. The affirmative vote of a plurality of the outstanding shares of common stock voting thereon at the Annual Meeting of shareholders is required to elect the directors. All proxies received by the Board of Directors from holders of the common stock will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur.

     The following table sets forth certain information as of February 1, 1996 with respect to the nominees for election as directors of the Corporation.

                                                                          Director
                                 Position with Corporation:             Continuously
Name                           Principal Occupation; and Age               Since
----                           -----------------------------            ------------
Karl W. Dieckmann         Chairman of the Board of Directors; 67             1990

Raymond J. Skiptunis      Chief Executive Officer, Vice-Chairman,            1985
                          and Director; 52

Senator John Ewing        Director, New Jersey State Senator; 75             1990

George J. Eklund          President and Chief Operating Officer; 52          1995

Steven B. Sands           Director; 36                                       1994

William J. Marino         Director; Chief Executive Officer                  1995
                          Blue Cross Blue Shield of New Jersey; 52


     Each director is elected for a period of one year at the Company's Annual Meeting of shareholders and will serve until his successor is duly elected by the shareholders. Officers serve at the will of the Board of Directors. Sands Brothers & Co., Ltd., placement agent of the Company's August and September 1993 private placement offerings, has the right to nominate an individual for election to the Company's Board of Directors. Steven B. Sands serves on the nominee of Sands Brothers & Co., Ltd. and on April 25, 1994 was elected to the Board of Directors.

     Karl W. Dieckmann. Director of the Company since April 1990 and chairman of the board since November, 1991. From 1980 to 1988 Mr. Dieckmann was the executive vice president of Science Management Corporation and managed the Engineering, Technology and Management Services Groups. From 1948 to 1980 Mr. Dieckmann was employed by the Allied Corporation (now Allied Signal Corporation) in various capacities including president, Semet Solvay Division; executive vice president, Industrial Chemicals Division; vice president Technical -- Fibers Division; group general manager -- Fabricated Products Division; and general manager -- Plastics Division, as well as various positions with the Chemicals Division.

     Raymond J. Skiptunis. Director of the Company since October 1985 and president and chief executive officer from February 1989 to October 1989, and chief executive officer from April 1990 to the present. Since March 1984, Mr. Skiptunis has been a partner of Venray Capital Management Partners, a limited partnership providing financial consulting and managerial support to companies in which it invests. He was the chairman and president of Venray Capital Management Corp., a financial management consulting firm from November 1982 to March 1984 and has held similar offices in Venray Capital Corp., both of which are predecessors to Venray Capital Management Partners.

     George J. Eklund. President and chief operating officer of the Company since September 19, 1994. From 1992 to 1994 Mr. Eklund was president of the Human Resource Information Services division of FISERV, Inc., which provides outsourcing services. From 1977 to 1992, Mr. Eklund was employed by ADP (Automatic Data Processing) in various positions eventually serving as corporate vice president and eastern division president. His Eastern Division served the Northeast area of the country. From 1974 to 1977, Mr. Eklund was the vice president of operations for Bucilla, Inc. Mr. Eklund obtained his BA in marketing from St. John's University. He received his MBA from New York University in finance and economics in 1969.

     William J. Marino. Director of the Company since October, 1995. Mr. Marino is president and chief executive officer of Blue Cross and Blue Shield of New Jersey, effective January 1994. He joined BCBSNJ as a senior vice president of Health Industry Services in January, 1992. From 1968-1991, Mr. Marino held a variety of sales, marketing, and management positions with Prudential Insurance Company of America. Mr. Marino is currently the chairman of the board of trustees of the United Way of Essex and West Hudson (NJ), and is chairman of the board of directors and executive committee of the Regional Business Partnership. Mr. Marino is also a Trustee of the New Jersey Network Foundation, St.Peter's College, and the Newark Museum.

     Senator John Ewing. Director of the Company since April 1990. Senator Ewing has been a State Senator for the State of New Jersey from 1978 to the present. From 1968 to 1977 Senator Ewing was a New Jersey State Assemblyman. From 1940 to 1968 he was employed by Abercrombie and Fitch Co., New York City, and eventually rose to the position of chairman of the board. Senator Ewing is also the chairman of the New Jersey Senate Education Committee.

     Steven B. Sands. Director of the Company since April 25, 1994. Mr. Sands has been engaged in the investment banking business since 1980. From 1987 to 1990, Mr. Sands was employed at Rodman & Renshaw, New York, NY, an investment banking firm. Since 1990, Mr. Sands has been co-chairman and chief executive officer of Sands Brothers & Co., Ltd., an investment banking firm. Mr. Sands is a director of Semi-Conductor Packaging Materials, Co. (semi-conductor components manufacturer), Air Methods Corporation (emergency air medical transport), the National Registry Inc. (fingerprint database technology), Jasmine Ltd. (women's shoes), Command Security Corp. (security guards), and Wholesale Cellular USA Inc. (cellular telephone distributor), each a publicly-held company.

COMMITTEES OF THE BOARD

     The Board of Directors has three committees which consists of a Compensation Committee, an Audit Committee and a Strategic Planning Committee. Mr. Karl Dieckmann is the Chairman of the Compensation Committee of which Mr. Steven B. Sands and Senator John Ewing are also members. Senator John Ewing is the chairman of the Audit Committee, which consists of Mr. Karl W. Dieckmann and Senator John Ewing. The Strategic Planning Committee consists of Mr. Raymond J. Skiptunis, Mr. Karl W. Dieckmann, and Mr. George J. Eklund.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During fiscal year 1995, the Board of Directors held two meetings and acted by unanimous written consent on 3 occasions. The Compensation Committee acted by unanimous written consent on one occasion. Neither the Audit Committee nor the Strategic Planning Committee met during the year or acted by written consent. No member of the Board nor any member of any Board Committee failed to attend less than 75% of the meetings of the Board or such Committee.

EXECUTIVE COMPENSATION

     The following provides certain summary information concerning compensation paid or accrued by the Company during the years ended September 30, 1995, 1994 and 1993 to the Company's chief executive officer and each of the executive officers of the Company who received in excess of $100,000 in compensation.

                           Summary Compensation Table

                                                                                         Long-Term
                                           Annual Compensation                         Compensation
                                           --------------------                           Awards
Name and Principal Position                Year          Salary          bonus         Options/SARS
---------------------------                ----          ------          -----         ------------
Raymond J. Skiptunis                       1995         $193,542(1)     $15,000                 0
Vice-Chairman,                             1994         $167,003              0           300,000
Chief Executive Officer,                   1993         $133,160              0             9,000
and Director

George J. Eklund                           1995         $181,866(2)     $50,000           200,000
President,                                 1994(3)
Chief Operating Officer, and Director

Donald W. Kappauf                          1995         $113,000              0                 0
Division President                         1994         $115,999              0           100,000(4)
                                           1993         $109,078              0             8,250

(1) Includes a car allowance of approximately $8,542.00, paid during fiscal year 1995.

(2) Includes a car allowance of approximately $6,866.00, paid during fiscal year 1995.

(3)      Mr. Eklund's employment with the Company commenced on September 19,
         1994.

(4) Does not include warrants to purchase 25,000 shares of the Company s common stock. Effective September 19, 1994, Mr. Kappauf was replaced as president of the Company by Mr. George Eklund.

     The Corporation provides normal and customary life and health insurance benefits to all of its employees including executive officers. The Corporation has no retirement or pension plan, other than a 401(k) which is voluntary.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     No options or stock appreciation rights were granted to any named executive officers in during the fiscal year ended September 30, 1995.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

     The following table sets forth information with respect to the named executive officers concerning exercise of stock options and SARs during the last fiscal year and the value of unexercised options and SARs held as of the year ended September 30, 1995.



                                     Shares      Number of          Value of Unexercised
                                    Acquired     Unexercised            In-the-money
                                       on           Value               Options as of                 Options at
Name                                Exercise      Realized            September 30, 1995          September 30, 1995
----                                --------     -----------        ---------------------         ------------------
                                                                    Exercisable/Unexercisable     Exercisable/Unexercisable
Raymond J. Skiptunis                   0           0                 294,000/15,000 (2)            $349,125/17,812.50
George J. Eklund                       0           0                 165,000/35,000 (3)                   0/0
Donald Kappauf                         0           0                 108,250/0      (4)            $118,625/0

(1) Based upon a closing bid price of the common stock at $2.25 per share on September 29, 1995.

(2)  Exercise price of $1.0625 per share.

(3)  Exercise price of $2.50 per share.

(4) Mr. Kappauf has 100,000 options at an exercise price of $1.1875 per share and 8,250 options at an exercise price of $.75 per share.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company are not compensated for services in such capacity. Non-employee directors receive $400 per meeting, $50 in travel expenses, and $250 for each committee meeting. Non-employee directors are also eligible to participate in the Director Option Plan, as discussed below. The Board has proposed certain changes to the Director Option Plan, discussed below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Karl W. Dieckmann, John H. Ewing and Steven B. Sands served on the Company's Compensation Committee during the last fiscal year.

     See "Certain Relationships and Related Transactions" for transactions between the Company and members of the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors was comprised during fiscal 1995 of Karl W. Dieckmann, Steven B. Sands and Senator John H. Ewing. The Compensation Committee determines the compensation of the Company's chief executive officer, Raymond J. Skiptunis. The chief executive officer determines the compensation of all other executive officers. The Company's executive compensation policies are aimed to attract, retain and motivate key employees while making sure that a relationship exists between executive compensation and the creation of shareholder value. Accordingly, the Company's policy on compensation for its executive officers is to combine annual base salaries and incentive stock options in accordance with the Company's 1990 Senior Management Incentive Plan (the "Management Plan"). The Management Plan was administered by the Board of Directors during fiscal 1995.

     In fiscal year 1995, the Company did not increase the annual base salary of its chief executive officer. The Committee authorized a bonus to the chief executive officer in the amount of $15,000 for the fiscal year 1995. The bonus is required to be paid under the terms of Mr. Skiptunis'employment agreement and is not discretionary. See discussion below of employment agreements.

     The Committee believes that any increases in the compensation of the Company's chief executive officer, not otherwise provided in his employment agreement, will be based on combined and individual performance, experience, level of responsibility and anticipated future performances, competitive with the pay practices of similarly situated companies and in accordance with the Company's increase in sales and profitability from the previous fiscal year.

     The Company issues stock options in order to provide management with an opportunity to acquire a proprietary interest in the Company as an incentive for future performance. The stock options granted are exercisable, pursuant to vesting periods, for a period of time, at the market price of the Company's common stock on the date of the grant. Therefore, there is no benefit to management upon receipt of stock options unless the Company's stock price performs favorably. Awards under the stock option plan are intended to provide incentives for management to enhance long-term corporate performance, as reflected in stock price appreciation, thereby increasing stockholder value.

     The Company believes that the combination of base salary with equity based compensation links management's interests with that of the Company's stockholders.

COMPENSATION COMMITTEE MEMBERS:

Mr. Karl Dieckmann
Senator John Ewing
Mr. Steven Sands

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the total returns (assuming reinvestment of dividends) of the Company's common stock, the NASDAQ stock market index, and an industry composite consisting of a group of three peer issuers selected in good faith by the Company. The Company's common stock is listed for trading in the NASDAQ SmallCap market and is traded under the symbol "DGSI".

                            DIGITAL SOLUTIONS, INC.
                          CHANGE IN STOCKHOLDER VALUE

                       Industry        Dow            DSI
                       --------      --------       --------
1990                        100           100            100
1991                   147.9781      127.4506       128.5714
1992                   214.7005      142.3951       85.71429
1993                   280.2219      159.3103       192.9143
1994                   327.2308      177.5056            300
1995                   504.0182      225.3138       257.1428

NOTES

(1) Assumes that the value of the investment in the Company's Common Stock and each index was $100 on September 30, 1990 and that dividends were reinvested at years ended September 30.

(2) Industry Composite includes ADP, Inc., Ceridian, Inc., Paychex, Inc., and Employee Solutions, Inc. The industry composite has been determined in good faith by management to represent entities which compete with the Company in certain of its significant business segments. Management does not believe that there are any publicly held entities which compete with all of the Company's business segments.

EMPLOYMENT AGREEMENTS

     In September 1994, the Company entered into an employment agreement with George J. Eklund pursuant to which the Company agreed to employ Mr. Eklund as president and chief operating officer. The agreement expires in September 1996. Under the terms of his employment agreement, Mr. Eklund will receive annual compensation in the amount of $175,000 for the first year of the term and $200,000 for the second term.

     The employment agreement with Mr. Eklund also provides for Mr. Eklund to receive incentive stock options, under the Company's Senior Management Incentive Plan, to purchase 120,000 shares of common stock, of which 40,000 options vested upon execution of the employment agreement; 40,000 options will vest in September 1995 and 40,000 options will vest in September 1996. Additionally, Mr. Eklund received non-qualified stock options under the Company's Senior Management Incentive Plan to purchase 80,000 shares of common stock, of which 10,000 options vested upon execution of the employment agreement; 35,000 options will vest in September 1995 and 35,000 options will vest in September 1996. The exercise price for all options granted to Mr. Eklund is $2.50 per share.

     In the event of a "change of control" of the Company, all options granted to Mr. Eklund will vest immediately. Under the employment agreement, a "change of control" is defined to mean; (a) any consolidation or merger of the Company, the result of which the Company is not the surviving company; (b) any sale, lease or exchange of all, or substantially all, of the assets of the Company;
(c) any plan or proposal for the liquidation or dissolution of the Company which is approved by the Company's shareholders; (d) any person becomes the beneficial owner of 20% or more of the Company's outstanding common stock; or (e) during any period of two consecutive years, individuals who at the beginning of the term constituted the Board of Directors cease to constitute a majority thereof, unless the election of each new director was approved by a vote of at least two-thirds of the directors then still in office.

     The Company entered into an employment agreement with Raymond J. Skiptunis on October 1, 1994 pursuant to which the Company agreed to employ Mr. Skiptunis as vice chairman of the board of directors and chief executive officer. The agreement expires in September 1996. Under the terms of the employment agreement, Mr. Skiptunis receives compensation in the amount of $185,000 per annum and subject to annual increases by the Board of Directors . If the Company fails to notify Mr. Skiptunis six (6) months prior to expiration of the term of the agreement that it intends to negotiate a renewal of his agreement, Mr. Skiptunis may elect to extend the term of the agreement until a date which is six (6) months after the Company provides notice to Mr. Skiptunis. In the event the agreement is not renewed or the Company and Mr. Skiptunis fail to reach agreement on the terms of renewal, then the Company must make to Mr. Skiptunis a severance payment equal to his annual compensation payable in twelve (12) equal installments, provided that such severance payments may cease as of the date Mr. Skiptunis obtains employment. Mr. Skiptunis is also entitled to a bonus equal to 5% of the net pre-tax profits of the Company for the preceding fiscal year.

     The employment agreement with Mr. Skiptunis also provides for Mr. Skiptunis to receive incentive stock options, under the Company's Senior Management Incentive Plan, to purchase 80,000 shares of common stock, of which 40,000 options will vest in October 1995 and 40,000 options will vest in September 1996. Additionally, Mr. Skiptunis received non-qualified stock options under the Company's Senior Management Incentive Plan to purchase 120,000 shares of common stock, of which 60,000 options will vest in October 1995 and 60,000 options will vest in October 1996. The exercise price for all options granted to Mr. Skiptunis is $2.50 per share.

     In the event of a "change of control" of the Company, all options granted to Mr. Skiptunis will vest immediately. Under the employment agreement, a "change of control" is defined to mean: (a) any consolidation or merger of the Company, the result of which the Company is not the surviving company: (b) any sale, lease or exchange of all, or substantially all, of the assets of the Company; (c) any plan or proposal for the liquidation or dissolution of the Company which is approved by the Company's shareholders; (d) any person becomes the beneficial owner of 20% or more of the Company's outstanding common stock; or (e) during any period of two consecutive years, individuals at the beginning of the term constituted the Board of Directors cease to constitute a majority thereof, unless the election of each new director was approved by a vote of at least two-thirds of the directors then still in office.

STOCK OPTION PLANS

     The Company's Stock Option Plan was approved by its shareholders on March 23, 1989. The Plan authorizes the Stock Option Committee, which consists of at least three members of the Board of Directors, to grant to certain key employees of the Company or any of its affiliates, options to purchase up to a maximum of 200,000 shares of the common stock of the Company. Under this plan, key employees can include certain officers of the Company. The board terminated this plan in August 1990 except with respect to outstanding options to purchase 115,325 shares after approval by the shareholders of three new plans adopted by the board in April 1990.

1990 STOCK OPTION PLANS

     In April, 1990, the Board of Directors adopted the 1990 Employees Stock Option Plan (the "1990 Plan") which was approved by shareholders in August, 1990. The 1990 Plan provides for the grant of options to purchase up to 1,000,000 shares of the Company's common stock. Under the terms of the 1990 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non ISOs").

     The 1990 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Compensation Committee has full authority to interpret the 1990 Plan and to establish and to amend rules and regulations relating thereto. Under the 1990 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent shareholder (as defined in the 1988 Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000.

     The Compensation Committee, may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes, that may arise in connection with the exercise or cancellation of an option. Unless sooner terminated, the 1990 Plan will expire in April 2000.

     In April 1990, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the "Director Option Plan") which was approved by shareholders in August, 1991. The Director Option Plan currently provides for issuance of a maximum of 500,000 shares of common stock upon the exercise of stock options arising under the Director Option Plan. The Board of Directors has approved certain amendments to the Director Option Plan which will be effective September 1, 1995, assuming approval by the shareholders. A complete discussion of the amendments is set forth below the heading "Proposal to Adapt Amendment to the 1990 Director Option Plan."

     In April 1990, the Board of Directors adopted and in August, 1990, the Company's shareholders approved the Senior Management Incentive Plan (the "Management Plan") for use in connection with the issuance of stock, options and other stock purchase rights to executive officers and other key employees and consultants who render significant services to the Company and its subsidiaries.

     It is contemplated that only those executive management employees (generally the chairman of the board, chief executive officer, chief operating officer, president and vice presidents of the Company or presidents of the Company's subsidiaries) who, perform services of special importance to the company will be eligible to participate under the Management Plan. A total of 5,000,000 shares of common stock will be reserved for issuance under the Management Plan. Awards made under the Management Plan will be subject to the discretion of the administrator.

     Unless otherwise indicated, the Management Plan is to be administered by the Board of Directors or a committee of the Board, if one is appointed for this purpose (the Board or such committee, as the case may be, shall be referred to in the following description as the "administrator"). The Management Plan generally provides that, unless the administrator determines otherwise, each option or right granted under a plan shall become exercisable in full upon certain "change of control" events as described in the Management Plan. If any change is made in the stock subject to the Management Plan, or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the administrator will make appropriate adjustments to such plans and the classes, number of shares and price per share of stock subject to outstanding rights or options. The Management Plan permits awards until April 2000. Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan.

     The Management Plan provides four types of awards: stock options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights) and restricted stock purchase agreements.

     Options granted under the Management Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs") similar to the options granted under the 1990 Plan. Incentive stock rights consist of incentive stock units equivalent to one share of common stock in consideration for services performed for the Company. If the employment or consulting services of the holder with the Company terminate prior to the end of the incentive period relating to the units awarded, the rights shall thereupon be null and void, except that if termination is caused by death or permanent disability, the holder or his heirs, as the case may be, shall be entitled to received pro rata portion of the shares represented by the units, based upon that portion of the incentive period which shall have elapsed prior to the death or disability.

     Restricted stock purchase agreements provide for the sale by the Company of shares of common stock at a price to be determined by the Board of Directors, which shares shall be subject to restrictions on disposition for a stated period during which the purchaser must continue employment with the Company in order to retain the shares. Payment can be made in cash, a promissory note or a combination of both. If termination of employment occurs for any reason within six months after the date of purchase, or for any reason other than death or by retirement with the consent of the Company after the six-month period but prior to the time that the restrictions on disposition lapse, the Company shall have the option to reacquire the shares at the original purchase price.

     Restricted shares awarded under the Management Plan will be subject to a period of time designated by the administrator (the "restricted period") during which the recipient must continue to render services to the Company before the restricted shares will become vested. The administrator may also impose other restrictions, terms and conditions that must be fulfilled before the restricted shares may vest.

II. PROPOSAL TO AMEND 1990 DIRECTOR OPTION PLAN

     The Board of Directors has proposed that the 1990 Non-Executive Director Stock Option Plan (the "Director Option Plan") be amended to (i) change the number of options granted to directors upon joining the Board; (ii) change the number of options granted to non-employee directors for each year of service and
(iii) authorize each non-employee director to purchase up to $50,000 of the Company's common stock during the initial year of service, at a purchase price equal to 80% of the current market price at the time of purchase. The complete text of the amended Director Option Plan appears as Exhibit A, annexed hereto. The Board recommends that shareholders vote FOR the proposal.

SUMMARY OF CURRENT PROVISIONS OF THE DIRECTOR OPTION PLAN

     As presently constituted, the Director Option Plan provides for the grant of options to non-employee directors upon joining the Board, and for every year of service thereafter. Directors who are employees of the Company are not eligible to participate. The Director Option Plan provides for the issuance of up to 500,000 shares of common stock upon the exercise of granted options. The options may be granted under the Director Option Plan until April 2000 to (i) non-executive directors as defined and (ii) members of any advisory board established by the Company who are not full time employees of the Company or any of its subsidiaries. The Director Option Plan currently provides that each non-executive director will automatically be granted an option to purchase 20,000 shares upon joining the board and each September 1, commencing September 1, 1990 provided such person has served as a director for the 12 months immediately prior to such September 1st. Similarly, each eligible director of an advisory board receives on each September 1st an option to purchase 10,000 shares of the Company's common stock each September 1st providing such person has served as a director of the advisory board for the previous 12 month period.

     The exercise price for options granted under the Director Option Plan is 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in the Stock Option Plan the exercise price of options granted under the Director Option Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Option Plan, expires five years from the date of grant. The Director Option Plan is administered by a committee of the Board of Directors composed of not fewer than two (2) persons who are officers of the Company (the "Committee"). The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee makes all determinations of the interpretation of the Director Option Plan. Options granted under the Director Option Plan are not qualified for incentive stock option treatment.

PROPOSED AMENDMENTS TO DIRECTOR OPTION PLAN

     The amendments described below were adopted by the Board of Directors, and assuming shareholder approval, will be deemed effective commencing September 1, 1995. The Board recommends that shareholders vote FOR these amendments. The Board believes that without a certain level of compensation, it will be difficult for the Board to attract and retain qualified persons for the Board. Although the first and second proposed amendments will decrease the number of options granted, the Board believes that the Director Option Plan as amended will continue to provide incentive to persons to join and remain on the Board of Directors. At the same time, the Board believes that Board members should be willing to receive a lower level of compensation in order to promote shareholder relations and to reflect to the financial community the Board's willingness to promote the Company's interests.

     The third amendment has been proposed because the Board believes that it is in the Company's best interests to promote stock ownership by members of the Board of Directors. Instead of granting options or stock to the directors, however, the Board believes that such ownership should be in the form of a stock purchase. Additionally, approval of the amendment may provide the Company with additional or necessary funds from time to time without the incurrence of capital raising costs. Under the amendment, the director may purchase up to $50,000 of the common stock at a price equal to 80% of the current market price. The Board believes that the purchase price is fair to the Company because the stock which will be issued will be deemed restricted stock and may not be sold by the purchasing director for at least two years. Additionally, the discount from the market price is less of a discount which the Company would be required to accept in privately negotiated transactions with unaffiliated third parties.

     FIRST AMENDMENT. The Board of Directors has approved and recommends that shareholders approve an amendment to the Director Option Plan which will decrease the number of options granted to non employee directors upon joining the Board of Directors from 20,000 options to 5,000 options. The pricing and exercise period of the options will not be changed. The date of the grant will continue to September 1st of each year.

     SECOND AMENDMENT. The Board of Directors has approved and recommends that shareholders approve an amendment to the Director Option Plan which will decrease the number of options granted to non-employee directors for each year of service from 10,000 options to 5,000 options per year. In the event a person has not served as a member of the Board for a full year, the number of options will be reduced pro-rata as follows:

                                                            Options
Date of Membership                                          Granted
------------------                                          -------
October 1 thru December 31                                  5,000

January 1 thru March 31                                     3,750

April 1 thru June 30                                        2,500

July 1 thru September 30                                    1,250

     THIRD AMENDMENT. The Board of Directors has approved and recommends that shareholders approve an amendment to the Director Option Plan which will authorize the purchase by any non-employee director of up to $50,000 of shares of common stock during the first year of service on the Board. The purchase price of each share will equal 80% of the market value of the common stock as reported by the NASDAQ SmallCap Market on the date of purchase (or the most recent trading day). The purchase right is only exercisable during the first year of service, but may be exercised at any time, in whole or in part of that year. The Board believes that the purchase price discount of 20% off the then current market price is fair to the Company because the shares received will be "restricted securities" and may not be sold thereafter for at least two years under Rule 144 promulgated by the Securities and Exchange Act.

  VOTE REQUIRED

     The proposal to amend the Director Option Plan requires the approval of a majority of the votes present and voting at the meeting.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE DIRECTOR OPTION PLAN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For information concerning employment agreements with and compensation of the Corporation's executive officers and directors. See "Executive Compensation."

     In April of 1995, the Compensation Committee of the Board of Directors approved a loan to Mr. Raymond Skiptunis in the amount of $225,000 to enable Mr. Skiptunis to exercise employee stock options to purchase 211,066 shares. The loan is payable at 8% interest in one year from the date of the loan. The loan is collateralized by shares of common stock issued upon exercise of the employee stock options and are repayable in cash or stock.

     In April of 1995, the Compensation Committee of the Board of Directors approved a loan to Mr. Stephen T. Levine in the amount of $331,766 to exercise employee stock options to purchase 311,766 shares. The loan is payable at 8% interest in one year from the loan date. The loan is collateralized by the shares of common stock issued upon exercise of the employee stock options and are repayable in cash or stock.

     In April of 1995, the Compensation Committee of the Board of Directors approved a loan to Mr. Karl Dieckmann in the amount of $101,625 to exercise warrants to purchase 100,000 shares of common stock at an aggregate purchase price of $101,625. To date, the loan has not been made. The loan will be payable at 8% interest in one year from the loan date. The loan will be collateralized by 100,000 shares of common stock and will be payable in cash or in common stock on such terms as determined by the chief executive officer of the Company.

SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Corporation's 1997 annual meeting of shareholders must be received by the Corporation on or prior to November 12, 1996 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1997 annual meeting of shareholders.

                             FINANCIAL INFORMATION

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO LOUIS J. MONARI, SECRETARY, DIGITAL SOLUTIONS, INC., 4041 HADLEY ROAD, SOUTH PLAINFIELD, NEW JERSEY 07080. Each such request must set forth a good faith representation that as of February 1, 1996 the person making the request was the beneficial owner of common stock of the Corporation entitled to vote at the annual meeting of shareholders.

                               II. OTHER BUSINESS

     As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the annual meeting is that herein above set forth. If any other matter or matters are properly brought before the annual meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                       By Order of the Board of Directors

                                       Louis J. Monari
                                       Secretary

February 5, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                         AMENDED NON-EXECUTIVE DIRECTOR
                              STOCK OPTION PLAN OF
                            DIGITAL SOLUTIONS, INC.

1. PURPOSE

     The purpose of the Non-Executive Director Stock Option Plan as amended (the "Amended Director Plan") is to provide a means by which (i) each director of Digital Solutions, Inc. (the "Company") who is not otherwise a full time employee of the Company or any subsidiary of the Company (each such person being hereafter referred to as a "Non-Executive Director") and (ii) each person appointed as a member of any Advisory Board established or maintained by the Company who is not otherwise an employee of the Company or any subsidiary of the Company or an Outside Director (each such person being hereinafter referred to as an "Advisor") will be given an opportunity to purchase Common Stock, $.001 par value per share, of the Company ("common stock"). The Company, by means of the Amended Director Plan, seeks to attract and retain the services of qualified independent persons to serve as Non-Executive Directors of the Company and as Advisors on the Company's various Advisory Boards, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2. ADMINISTRATION

     (a) The Amended Director Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee") which shall at all times consist of not less than two (2) officers of the Company who are not entitled to participate in the Amended Director Plan, to be appointed by the Board of Directors and to serve at the pleasure of the Board of Directors.

     (b) Grant of options under the Amended Director Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 5 hereof. However, all questions of interpretation of the Amended Director Plan or of any options issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Amended Director Plan. A majority of the Committee's members shall constitute a quorum, and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

3. SHARES SUBJECT TO THE PLAN

     Subject to the provisions of Section 10 hereof, the shares that may be acquired pursuant to options granted under the Amended Director Plan ("Options") shall not exceed in the aggregate 500,000 shares of the Company's common stock.

     The common stock subject to the Amended Director Plan may be in whole or in part authorized and unissued shares of common stock or issued shares of common stock which shall have been reacquired by the Company. If any Option shall expire or terminate for any reason without having been exercised in full, the unissued shares subject thereto shall again be available for purposes of the Amended Director Plan.

4. ELIGIBILITY

     Options shall be granted only to (a) Non-Executive Directors serving on the Board of Directors of the Company and (b) Advisors serving on the Advisory Boards of the Company. Non-Executive Directors shall not be entitled to receive Options for serving as Advisors on Advisory Boards of the Company.

5. NON-DISCRETIONARY GRANTS

(a) Grants to Outside Directors

(i) Commencing on September 1, 1995, subject to approval by the shareholders of the Amended Director Plan, an Option to purchase (a) 5,000 shares of common stock on the terms and conditions set forth herein shall be granted to each Non-Executive Director upon joining the Board of Directors and (b) 5,000 shares of common stock shall be granted to each Non-Employee Director thereafter on September 1st of each year; provided that any Non-Executive Director, has not served as a director for an entire year prior to September 1st of each year then such Non-Employee director shall receive a pro rata number of options determined as follows:

                                                               Options
Date of Membership                                             Granted
------------------                                             -------
October 1 through December 31                                   5,000

January 1 through March 31                                      3,750

April 1 through June 30                                         2,500

July 1 through September 30                                     1,250

(ii) Notwithstanding the foregoing, in no event will the grant amount, that is, the amount determined by multiplying the number of shares with respect to which Options have been granted by the Fair Market Value (as defined in Subsection 7(b) below) of the Company's common stock on the date of grant, exceed $30,000 with respect to an annual grant to a Non-Executive Director. To the extent the grant amount exceeds the foregoing limitations, the number of shares subject to the Option to be granted to the Non-Executive Director will be reduced accordingly.

(b) Grants to Advisors

(i) Commencing on September 1, 1995, subject to approval of the Amended Director Plan by Shareholders of the Company, an Option to purchase 5,000 shares of common stock on the terms and conditions set forth herein shall be granted to each Advisor on September 1st of each year provided such individual has continually serviced as an Advisor for the 12 month period immediately preceding the date of the grant.

(ii) Notwithstanding the foregoing, in no event will the grant amount, that is, the amount determined by multiplying the number of shares with respect to which Options have been granted by the Fair Market Value (as defined in Subsection 7(b) below) of the Company's common stock on the date of grant, exceed $20,000 with respect to an annual grant to an Advisor. To the extent the grant amount exceeds the foregoing limitations, the number of shares subject to the Option to be granted to the Advisor will be reduced accordingly.

6. PURCHASE OPTION

     Commencing September 1, 1995, subject to approval of the Amended Director Plan by the Shareholders of the Company, each Non-Executive Director joining the Board of Directors after such date shall he have the right to purchase up to $50,000 of common stock during the initial twelve month period immediately following the date upon which the Non-Executive Director joins the Board of Directors. The purchase price for the common stock shall be equal to 80% of the Fair Market Value of the common stock on the date of purchase as determined in accordance were Section 7(b) hereof. The purchase right granted hereunder may be exercised in whole or in part at any time during the initial twelve month period.

7. OPTION PROVISIONS

     Each Option shall be evidenced by a written agreement ("Stock Option Agreement") and shall contain the following terms and conditions:

(a) The term of each Option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") five years from the date of grant. The term of each Option may terminate sooner than such Expiration Date if the optionee's service as a Non-Executive Director or Advisor of the Company terminates for any reason or for no reason. In the event of such termination of service the Option shall terminate (i) for Non-Executive Directors, on the earlier of the Expiration Date or the date seven
(7) months following the date of termination of service as a director and (ii) for Advisors on the earlier of the Expiration Date or the date three (3) months following the date of termination of service. If termination of service is due to optionee's death, the option shall terminate on the earlier of the Expiration Date or twelve (12) months following the date of the optionee's death. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Executive Director or Advisor only as to that number of shares as to which it was exercisable on the date of termination of such services in accordance with the provisions of Subsection 7(e) of the Amended Director Plan.

     (b) The exercise price of each option shall be one hundred percent (100%) of the Fair Market Value of the shares subject to such option on the date such option is granted. "Fair Market Value" of a share of common stock shall mean (i) if the common stock is traded on a national securities exchange or on the Nasdaq National Market System or Nasdaq SmallCap Market System (collectively "NASDAQ"), the per share closing price of the common stock on the principal securities exchange on which they are listed or on NASDAQ, as the case may be, on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price); or (ii) if the common stock is traded in the over-the-counter market and quotations are published on the NASDAQ quotation system

(but not on NASDAQ), the per share closing bid price of the common stock on the date of grant as reported by NASDAQ quotation system (or if there is no closing bid price for such date of grant, then the last preceding business day on which there was a closing bid price); or (iii) if the common stock is traded in the over-the-counter market but bid quotations are not published on NASDAQ quotation system, the closing bid price per share for the common stock as furnished by a broker-dealer which regularly furnishes price quotations for the common stock.

(c) The optionee may elect to make payment of the exercise price under one of the following alternatives:

(i) Payment of the exercise price per share in cash at the time of exercise; or

(ii) Payment by delivery of shares of common stock of the Company already owned by the optionee, which common stock shall be valued at Fair Market Value on the date of exercise; or

(iii) Payment by a combination of the methods of payment specified in Subsections 7(c)(i) and 7(c)(ii) above.

(d) An option shall not be transferable except by will or by the laws of.descent and distribution and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative.

(e) Each option granted hereunder shall become exercisable in installments over a period of three years from the date of grant, at the rate of one third (1/3) of the total number of shares for each year following such date. Subject to the limitations contained herein, each Option shall be exercisable with respect to each installment on or after the date of vesting applicable to such installment.

(f) All options granted under the Amended Director Plan shall be non-qualified stock options, and do not qualify as incentive stock options within the meaning of Section 422A(b), or any successor section, of the Internal Revenue Code of 1986, as amended.

8. ACCELERATION OF OPTIONS

     Notwithstanding any contrary installment period with respect to any option and unless the Board of Directors determine otherwise, each outstanding option granted under the Amended Director Plan shall become exercisable in full for the aggregate number of shares covered thereby in the event: (i) the Board of Directors (or, if approval of the stockholders is required as a matter of law, the stockholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of shares of common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or Proposal for the liquidation or dissolution of the Company; or (ii) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (a) shall purchase any common stock (or securities convertible into the Company's common stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (b) shall become the "beneficial owner" (as such term is defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13(d)(3) in the case of rights to acquire the Company's Securities); or (iii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office. The Stock Option Agreement evidencing options granted under the Amended Director Plan may contain such provisions limiting the acceleration of the exercise of Options as provided in this Section 8 as the Board of Directors deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock received by a Non-Executive Director or Advisor from the Company.

9. RIGHT OF COMPANY TO TERMINATE SERVICES AS A NON-EXECUTIVE DIRECTOR OR
   ADVISOR

     Nothing contained in the Amended Director Plan or in any instrument executed pursuant hereto shall confer upon any Non-Executive Director or Advisor any right to continue in the service of the Company or any of its subsidiaries or interfere in any way with the right of the Company or a subsidiary to terminate the service of any Non-Executive Director or Advisor at any time, with or without cause.

10. NONALIENATION OF BENEFITS

     No right or benefit under the Amended Director Plan shall be subject to alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     The Stock Option Agreements evidencing options may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to all outstanding options and the option prices thereof in the event of changes in the outstanding common stock of the Company by reason of any stock dividend, distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation or liquidation and the like, and, in the event of any such change in the outstanding common stock, the aggregate number and class of shares available under the Amended Director Plan and the number of shares subject to nondiscretionary grants pursuant to Section 5 hereof shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

12. TERMINATION AND AMENDMENT

     Unless the Amended Director Plan shall theretofore have been terminated as hereinafter provided, no grant of Options may be made under the Amended Director Plan after a date which is ten years from the date of adoption of the Amended Director Plan by the Board of Directors. The Board may at any time amend, alter, suspend or terminate the Director Plan; provided, however, that the Board may not, without the requisite vote of the stockholders of the Company approving such action (i) materially increase (except as provided in Section 10 hereof) the maximum number of shares which may be issued under the Amended Director Plan; (ii) extend the term of the Amended Director Plan; (iii) materially increase the requirements as to eligibility for participation in the Amended Director Plan; or (iv) materially increase the benefits accruing to participants under the Amended Director Plan. No termination, modification or amendment of the Amended Director Plan or any outstanding Stock Option Agreement may without the consent of the Non-Executive Director or Advisor to whom any option shall theretofore have been granted, adversely affect the rights of such Director with respect to such option.

13. EFFECTIVENESS OF THE PLAN

     The Amended Director Plan shall become effective upon the requisite vote of the stockholders of the Company approving such action, and upon the approvals, if required, of any other public authorities. Any grant of options under the Amended Director Plan prior to such approval shall be expressly subject to the condition that the Amended Director Plan shall have been so approved. Unless the Amended Director Plan shall be so approved, the Amended Director Plan and all options theretofore made thereunder shall be and become null and void.

14. GOVERNMENT AND OTHER REGULATIONS

     The obligation of the Company with respect to options shall be subject to
(i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and
(ii) the rules and regulations of any securities exchange on which the common stock may be listed.

15. GOVERNING LAW

     The Amended Director Plan shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

                         PROXY DIGITAL SOLUTIONS, INC.

                ANNUAL MEETING OF SHAREHOLDERS -- MARCH 12, 1996

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond J. Skiptunis and George J. Eklund, and each of them, proxies, with full power of substitution, to vote all shares of common stock of Digital Solutions, Inc. owned by the undersigned at the annual meeting of shareholders of Digital Solutions, Inc. to be held on March 12, 1996 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

I. Election of Directors

/ /  For all nominees listed below
     (except as marked to the contrary below)

/ /  Withhold authority
     to vote for all nominees listed below

(Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)

   Karl W. Dieckmann          Senator John Ewing             Steven B. Sands

   George J. Eklund           Raymond J. Skiptunis           William J. Marino

                                (Continued and to be signed on the reverse side)

II. Proposal to Amend the 1990 Director Option Plan

/ / FOR               / / AGAINST             / / ABSTAIN

and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the proxy statement dated February 5, 1996 receipt of which is hereby acknowledged.

Either of the proxies or their respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted.

The shares represented by this proxy will be voted FOR (i) the election of six directors and (ii) FOR the Proposal to Amend the Director Option Plan unless contrary instructions are given. Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

                                            Dated: _____________________________

                                            Signed:
                                                   -----------------------------

(Please date and sign exactly as accounts, each joint owner should sign. Executors, administrators, trustees, etc., should also so indicate when signing.)

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE.